EXHIBIT 10.1

September 21, 2006

Mr. Clyde Smith
#106-1680 56th Street
Delta, B.C. V4L 2L6
Canada

Re:	Offer of Employment Letter, dated September 14, 2006 (the “Offer Letter”), from Wits Basin Precious Minerals Inc., (the “Company”).

Dear Mr. Smith:

This letter servers to correct an error relating to the vesting of options offered to you with your acceptance of employment with Wits Basin. The Offer Letter, attached as Exhibit A, under Section 2 stated, “You shall be entitled to receive stock options to purchase 1,500,000 shares of the Company’s Common Stock at a per share price equal to the closing sale price of the Company’s Common Stock on the OTC Bulletin Board on the Effective Date (the “Standard Options”) (subject to adjustment for splits and/or other capital restructuring), such Standard Options to vest ratably over a five year period commencing on the Effective Date.”

It was intended that the Standard Options would vest as follows: 300,000 vest immediately and 300,000 vest each anniversary thereafter (September 15, 2007, 2008, 2009 and 2010).

Other than as specifically set forth herein, the Offer Letter remains in full force and effect without modification.

If this confirms our mutual understanding, please kindly so indicate by executing in the space provided and returning a copy to me.

Signature page follows

900 IDS Center, 80 South 8th Street, Minneapolis, MN 55402-8773
Tel: 612.349.5277 • Fax: 612.395.5276 • www.witsbasin.com

Very Truly Yours,

Wits Basin Precious Minerals Inc.

By:	/s/ Stephen D. King
Stephen D. King
Its:	CEO

Agreed to and accepted

/s/ Clyde Smith

Clyde Smith